Exhibit 10.15

Summary of Unitrin, Inc.

Named Executive Officer Compensation - 2006

Name and Title	2006 Base Salary ($)	2005 Bonus ($)(1)	2006 Stock Option Grant (#)(2)	2006 Restricted Stock Grant (#)(3)
Richard C. Vie Chairman	$1,000,000	$605,000	100,000	—
Donald G. Southwell President & Chief Executive Officer	900,000	499,125	100,000	—
Eric J. Draut Executive Vice President & Chief Financial Officer	650,000	363,000	50,000	20,000
Scott Renwick Senior Vice President, General Counsel & Secretary	450,000	248,050	25,000	—
Richard Roeske Vice President & Chief Accounting Officer	260,000	70,000	15,000	15,000

(1)	Cash bonus for 2005 payable in 2006.
(2)	Number of shares of the Company’s common stock subject to the options granted pursuant to the 1997 or 2002 Stock Option Plan.
(3)	Number of shares of the Company’s common stock granted pursuant to the 2005 Restricted Stock and Restricted Stock Unit Plan. Such shares are subject to forfeiture and other restrictions pursuant to the Plan until vesting upon the fourth anniversary of the grant date.

As of September 1, 2006